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                                                                    EXHIBIT 23.2

STARK TINTER & ASSOCIATES, LLC
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                           Certified Public Accountants
                               Financial Consultants



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement of American IR Technologies, Inc. on Form S-8, of our report dated May 11, 2001, on our audit of the financial statements of American IR Technologies, Inc. as of and for the year ended December 31, 2000, which report is included in the Annual Report on Form 10-KSB.


/s/ Stark Tinter & Associates, LLC


May 11, 2001
Denver, Colorado















          7535 East Hampden Avenue, Suite 109 - Denver, Colorado 80231
                        (303) 694-6700  Fax (303) 694-6761